Exhibit 23.2

NETHERLAND, SEWELL & ASSOCIATES, INC.

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Gentlemen:

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in Gastar Exploration Ltd.’s Form S-8 Registration Statement of information from our reserve report dated February 10, 2009 entitled “Estimate of Reserves and Future Revenues to Gastar Exploration Ltd. Interest in Certain Oil and Gas Properties located in the United States as of December 31, 2008, Based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Gastar Exploration Ltd. Form S-8 Registration Statement to be filed with the Securities and Exchange Commission on or about June 8, 2009.

Yours very truly,

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
President and Chief Operating Officer

June 4, 2009

Dallas, Texas